Acucela Nominates Shintaro Asako to Its Board of Directors
SEATTLE (May 18, 2015) — Acucela Inc. (TOKYO: 4589) (“Acucela” or the “Company”), a clinical-stage biotechnology company that specializes in discovering and developing novel drug candidates to potentially treat and slow the progression of sight-threatening ophthalmic diseases, has announced that it has nominated Shintaro Asako to stand for election to the Company’s Board of Directors (the “Board”) at the 2015 Annual Meeting of Shareholders on June 25, 2015 (the “Annual Meeting”) at Acucela’s headquarters in Seattle.
Mr. Asako, age 40, is the Chief Executive Officer of DeNA West, the U.S. affiliate of Tokyo-based DeNA, a global leader in mobile Internet services. Before becoming CEO in 2013, Mr. Asako was the Chief Financial Officer of DeNA West and before that, served as CFO of MediciNova, Inc., a biopharmaceutical company traded on the NASDAQ Global Market and the JASDAQ Market of the Tokyo Stock Exchange. From 1998 to 2005, Mr. Asako held various positions at KPMG LLP and Arthur Anderson LLP, providing a variety of audit, tax, and business consulting services to multinational clients. Mr. Asako is a graduate of the Leventhal School of Accounting at the University of Southern California.
“Mr. Asako not only has executive management experience and a strong background in finance and financial accounting. He also has experience in the management of U.S. biopharmaceutical companies and publicly listed companies in the U.S. and Japan,” said Ryo Kubota, MD, PhD, Chairman, President and CEO of Acucela Inc. “He is an excellent fit for Acucela’s Board of Directors.”
Mr. Asako is intended to replace Yoshitaka Kitao, the Chief Executive Officer of SBI Holdings, Inc., a Japanese financial services group and large shareholder in Acucela, who has decided not to stand for re-election at the Annual Meeting and will retire from the Board effective June 25, 2015. Mr. Kitao was elected to the Board on May 1 as one of four new members to the 5-member Board, which that same day appointed Dr. Kubota, Acucela’s founder and former Chief Executive Officer, as Company President and Chief Executive Officer. The Board also appointed a new Acucela executive management team with a combined eight decades of experience in executive leadership, health care management, life science administration and technology.
“I became personally involved as a Board member because the recent leadership changes were so important for Acucela and I wanted to show my support,” said Mr. Kitao. “I am comfortable with the Company’s leadership going forward, including the nomination of Mr. Asako to the Board of Directors.”
“Acucela is grateful for Mr. Kitao’s service on the Board of Directors, which was integral to better positioning the Company as a global leader in the development of treatments for ophthalmic diseases,” Dr. Kubota said.
About Acucela Inc.
Acucela Inc. (www.acucela.com or www.acucela.jp) is a clinical-stage biotechnology company that specializes in discovering and developing novel drug candidates to potentially treat and slow the progression of sight-threatening ophthalmic diseases, which could impact millions of individuals worldwide. Acucela currently has the following co-development agreements with Otsuka Pharmaceutical Co., Ltd.: emixustat hydrochloride, its lead investigational drug candidate for geographic atrophy associated with dry age-related macular degeneration based on Acucela’s proprietary visual cycle modulation technology; and OPA-6566, an investigational compound originating from Otsuka for the treatment of ocular hypertension and glaucoma.
Cautionary Statements

Certain statements contained in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “will” as well as similar expressions are intended to identify forward-looking statements. These forward-looking statements include Acucela’s expectations regarding corporate development activities and the ultimate success of the enterprise. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from those projected in forward-looking statements, including, but not limited to the risk that our investigational product candidates will not demonstrate the expected benefits, the success of our investigational product candidates depends heavily on the willingness of our collaboration partner to continue to co-develop our investigational product candidates, the risk of delays in our expected clinical trials, the risk that new developments in the intensely competitive ophthalmic pharmaceutical market require changes in our clinical trial plans or limit the potential benefits of our investigational product candidates, and other risks and uncertainties inherent in the process of discovering and developing therapeutics that demonstrate safety and efficacy. For a detailed discussion of these and other risk factors, please refer to the Company’s filings with the Securities and Exchange Commission, which are available on the Company’s investor relations Web site (http://ir.acucela.com/) and on the SEC’s Web site (http://www.sec.gov).
U.S. and Japan Media Contacts:

Ashley Bach Pacific Public Affairs Phone: 1-206-579-2414 Email: ashley@pacificpub.com	Tomomi Sukagawa Director Investor Relations and Communication Phone: +81(0)3.5789.5872 Email: investor@acucela.com # # #